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Exhibit 10.2

FOSTER WHEELER LTD.
2004 Stock Option Plan
(Adopted September 2004)

        1.    Purpose of the Plan.    The purposes of this 2004 Stock Option Plan are to retain and attract the best available personnel for positions of substantial responsibility in the management of Foster Wheeler Ltd. and its Subsidiaries, to provide additional incentives to such persons and to promote the success of the business of Foster Wheeler Ltd. and its Subsidiaries. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations and interpretations promulgated thereunder.

        2.    Definitions.    As used in this Plan, the following definitions will apply:

          (a)   "Administrator" means the Board or a Compensation Committee.

          (b)   "Applicable Laws" means the legal requirements relating to the administration of stock option plans or the issue of share capital by a company, including under the laws of Bermuda, applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules and regulations that may from time to time be applicable to the Company, and the applicable laws, rules and regulations of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations, interpretations and requirements may be in place from time to time.

          (c)   "Board" means the Board of Directors of Foster Wheeler Ltd.

          (d)   "Cause" for termination of an Optionee's Continuous Service Status will exist if the Optionee is terminated for any of the following reasons: (i) Optionee's willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy where such violation has a material impact on his or her ability to perform his or her duties and responsibilities; (ii) Optionee's commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company, including without limitation any fraudulent action or any other act that constitutes a knowing misrepresentation involving or related to the Company's financial statements; (iii) unauthorized use or disclosure by Optionee of any proprietary information or trade secrets of the Company or any other party to whom the Optionee owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Optionee's willful breach of any of his or her obligations under any written agreement or covenant with the Company where such breach results in or is reasonably expected to result in material injury to the Company. For purposes of this Plan, action or inaction by an Optionee shall not be considered willful unless done or omitted by him or her (A) intentionally or not in good faith and (B) without reasonable belief that his or her action or inaction was in the best interest of the Company, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness or injury.

          (e)   "Certificate of Designation" means the certificate of designation regarding the Preferred Stock adopted by, or by authority of, the Board, as amended from time to time.

          (f)    "Change in Control" means (i) a sale of all or substantially all of the assets of Foster Wheeler Ltd.; or (ii) any merger, amalgamation, consolidation or other business combination transaction of Foster Wheeler Ltd. with or into another corporation, company, entity or person, other than (A) a transaction in which the holders of at least a majority of the voting shares of Foster Wheeler Ltd. issued and outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving or resulting entity) a majority of the total voting power represented by the voting shares of Foster Wheeler Ltd. (or the surviving entity) issued and outstanding immediately after such transaction, or (B) the Exchange Transaction; or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of Foster Wheeler Ltd.; (iv) a contested election of directors, as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of Foster Wheeler Ltd.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

          (h)   "Compensation Committee" means one or more committees or subcommittees of the Board appointed by the Board, or by authority of the Board, to administer the Plan in accordance with Section 3 below.

          (i)    "Common Stock" means the common shares of Foster Wheeler Ltd., par value $1.00 each, or such other par value as may be in effect from time to time including those common shares to be reserved for issuance under the Plan in lieu of or upon conversion of Preferred Stock, subject to approval by the shareholders of Foster Wheeler Ltd. at a general meeting of shareholders to be held after adoption of this Plan of certain alterations to its authorized capital, as described in Section 4 below.

          (j)    "Company" means Foster Wheeler Ltd., a Bermuda company, and its Subsidiaries.

          (k)   "Consultant" means any person, including an advisor and including a non-employee member of the Board, who is engaged by Foster Wheeler Ltd. or a Subsidiary to render services and is compensated for such services; provided, however, that a non-employee member of the Board shall be deemed a Consultant solely as a result of his or her serving as a member of the Board.

          (l)    "Continuous Service Status" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status will not be considered interrupted or terminated in the case of: (i) sick or disability leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator and having a duration of not more than 90 days; or (iv) in the case of transfers between locations of Foster Wheeler Ltd., or between Foster Wheeler Ltd. and its Subsidiaries, or their respective successors. A change in status from Employee to Consultant, or vice versa, will not constitute an interruption or termination of Continuous Service Status.

          (m)  "Corporate Transaction" means a sale of all or substantially all of the assets of Foster Wheeler Ltd.; a merger, amalgamation, consolidation or other capital reorganization or business combination transaction of Foster Wheeler Ltd. with or into another corporation, company, entity or person other than the Exchange Transaction; the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then issued and outstanding shares of Foster Wheeler Ltd.; or a liquidation or dissolution of Foster Wheeler Ltd.

          (n)   "Employee" means any employee of Foster Wheeler Ltd. or a Subsidiary, with such determination of employment status determined based upon such factors as the Administrator deems appropriate, subject to any requirements of the Applicable Laws. The payment of a director's fee to a director will not be sufficient to constitute "employment" of such director by Foster Wheeler Ltd.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor provisions thereto.

          (p)   "Exchange Transaction" means the offer by Foster Wheeler Ltd. in 2004 to exchange equity and debt securities of the Company for outstanding indebtedness and trust securities of the Company which exchange offer is expected to result in the issuance of shares of the Company representing a majority of the voting power of the Company.

          (q)   "Fair Market Value" means, with respect to any property, the market value of such property determined by such methods and procedures as shall be established from time to time by the Administrator; provided, however, that, whenever possible and appropriate with respect to the Shares, the determination of Fair Market Value shall be based, as of the applicable date, with reference to the value of the shares of Common Stock into which the Preferred Stock is convertible, as represented by the average of the high and low bid prices for such shares of Common Stock either as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, then as reported in the over-the-counter quotation system; provided, however, that in the case of a Corporate Transaction, the Fair Market Value of the Shares will be determined in accordance with the terms of the Corporate Transaction.

          (r)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable option agreement.

          (s)   "Intercompany Agreement" means an agreement between Foster Wheeler Ltd. and a Subsidiary the employees of which receive Options under the Plan.

          (t)    "Involuntary Termination" means termination of an Optionee's Continuous Service Status under the following circumstances: (i) termination without Cause by the Company; or (ii) voluntary termination by the Optionee within 30 days following (A) a material reduction in the Optionee's job responsibilities, provided, that neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control shall constitute a material reduction in job responsibilities; (B) relocation by the Company, of the Optionee's work site to a facility or location more than 50 miles from the Optionee's principal work site for the Company at the time of the Change of Control; or (C) a reduction in Optionee's then-current base salary by at least 10%, provided, that an across-the-board reduction in the salary level of all other employees or consultants employed by the same entity in positions similar to the Optionee's by the same percentage amount as part of a general salary level reduction shall not constitute such a salary reduction.

          (u)   "New Stock" has the meaning ascribed to it in Section 8(b).

          (v)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable option agreement.

          (w)  "Option" means an option to purchase Shares granted pursuant to Section 6 of the Plan.

          (x)   "Option Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

          (y)   "Option Exchange Program" means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Shares.

          (z)   "Optioned Stock" means the Shares subject to an Option.

          (aa) "Optionee" means an Employee or Consultant who receives an Option.

          (bb) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

          (cc) "Plan" means this 2004 Stock Option Plan.

          (dd) "Preferred Stock" means the Series B convertible preferred shares of Foster Wheeler Ltd. as described in the Certificate of Designation and as subject to adjustment in accordance with Section 4 and 8 of the Plan.

          (ee) "Share" means a share of Preferred Stock, as adjusted in accordance with Sections 4 and 8 of the Plan, including without limitation the adjustments referred to in clauses (A) and (B) of Section 4.

          (ff)  "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices of Shares are quoted at any given time.

          (gg) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f) or any successor provision.

          (hh) "Ten Percent Holder" means a person who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary.

        3.    Administration.    The Administrator of the Plan will be the Board or the Compensation Committee, if the Board (or a duly authorized committee of the Board) delegates such responsibility to the Compensation Committee. The Plan may be administered by different administrative bodies with respect to different classes of Optionees and, if and to the extent permitted by the Applicable Laws, the Administrator may authorize one or more officers of the Company to grant Options to eligible Employees under the Plan. The composition of the Compensation Committee, and the manner in which it administers the Plan, will conform to any requirements imposed by the Applicable Laws. Subject to the provisions of the Plan, and in the case of a Compensation Committee, any limitations imposed by the Board when delegating to the Compensation Committee authority to administer the Plan, the Administrator will have authority, in its discretion:

          (a)   to determine, in accordance with Section 2(q), the Fair Market Value of Shares or other property issued or to be issued under the Plan; provided, however, that the Administrator will apply its methods and procedures for determining Fair Market Value consistently with respect to Optionees;

          (b)   to select Employees and Consultants to whom Options will be granted;

          (c)   to determine when, whether and to what extent Options will be granted;

          (d)   to determine the number of Shares to be made subject to an Option;

          (e)   to approve the forms of Option Agreements, and amendments to such agreements, to be used in connection with the issuance of Options, including to reflect in such agreements variances from the definitions contained in Sections 2(d) and 2(s) above and the provisions of Section 13(a) below;

          (f)    to determine, subject to Section 6 of the Plan, the terms and conditions, based in each case on such factors as the Administrator shall determine, of any Option granted hereunder, which terms and conditions need not be applied consistently to different Optionees and which terms and conditions include but are not limited to the time or times when an Option may be granted or settled and the vesting or exercise schedule applicable to an Option (which grant, settlement, vesting or exercise schedule may include performance or other features); the restrictions or limitations (including forfeiture, repurchase and transferability restrictions) applicable to an Option; the acceleration of vesting or exercisability, or lapse or waiver of any restrictions, applicable to an Option; and any adjustment to vesting, exercisability or similar restrictions of an Option as a result of a change in the Optionee's employment status (e.g., from full-time to part-time status, or to reflect a leave of absence);

          (g)   to determine under what circumstances an Option may be settled in cash or other property rather than in Shares;

          (h)   to determine, for all purposes under the Plan, the date on which an Optionee's Continuous Service Status terminates, including to determine whether an Optionee's employment has been terminated for Cause under Section 13(b);

          (i)    to determine whether an Optionee has engaged in any act constituting a circumstance giving rise to a forfeiture specified under Section 13(a) below;

          (j)    to determine when and under what circumstances one Option may be exchanged for another Option, including pursuant to an Option Exchange Program, on the same or different terms, including on terms that include an exercise or purchase price that is less than the exercise or purchase price of the surrendered Option;

          (k)   to establish procedures pursuant to which exercise of any Option or payment for Shares or other property subject to an Option may be deferred;

          (l)    to construe and interpret the terms of the Plan and of Options and Option Agreements, which constructions, interpretations and decisions, if reasonable and made in good faith, will be final and binding on all persons, as well as to correct administrative and clerical errors;

          (m)  to impose such restrictions, conditions or limitations as the Administrator determines appropriate as to the timing and manner of any resales by an Optionee or other subsequent transfers by an Optionee of any Shares issued pursuant to exercise of an Option, including without limitation restrictions under the Company's insider trading policy;

          (n)   in order to fulfill the purpose of the Plan and without amending the Plan, to modify Options granted to, or the Option Agreements reflecting such Options with, Optionees who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs and, generally, to modify Options or agreements reflecting Options as appropriate to conform with Applicable Laws; and

          (o)   with respect to grants of Options to Employees of a Subsidiary, to determine the terms and conditions of any Intercompany Agreement by and between Foster Wheeler Ltd. and the relevant Subsidiary with respect to such grants.

        4.    Shares Subject to the Plan.    There shall be issuable under this Plan Options to purchase up to 56,421 shares of Preferred Stock, which shall be the maximum aggregate number of shares of Preferred Stock available to be issued or sold under this Plan, subject to adjustment as provided in this Section 4 and in Section 8. Subsequent to the date of this Plan, Foster Wheeler Ltd. intends to hold a general meeting of its voting shareholders to: (i)  reduce the par value of each of its shares to $.01 from $1.00, and (ii) increase the number of authorized shares of Common Stock from 160 million to at least 1,475.9 million. Unless and until such alterations in the authorized capital of Foster Wheeler Ltd. have been approved and effected as described in the preceding sentence, Options granted under this Plan shall be exercisable only to purchase shares of Preferred Stock. Following approval and effectuation of such alterations in the authorized capital as described above, (A) each outstanding Option granted under this Plan shall automatically become exercisable to purchase only that number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock that were originally subject to the Option, (B) the number of shares of Preferred Stock remaining available for issuance under this Plan shall automatically become that number of shares of Common Stock issuable upon conversion of such number of shares of Preferred Stock, and (C) Options will be granted thereafter only for shares of Common Stock. If any Option is settled in cash, is forfeited, expires or otherwise for any reason terminates without having been exercised in full (including if an Option is surrendered pursuant to an Option Exchange Program), or Shares issued under the Plan are repurchased by the Company pursuant to any conditions applicable to the terms of Options, then the Shares previously subject to such Option will to the extent of such cash settlement, forfeiture, expiration, termination or repurchase again be available to be made subject to new Options on the basis set forth herein. In the event that withholding tax liabilities arising with respect to such Option are satisfied by the tendering for repurchase and cancellation of Shares to the Company, the number of Shares available to be sold or issued under the Plan shall be increased by the number of Shares so tendered for repurchase and cancellation to the Company. Shares issued hereunder shall consist of authorized but unissued Shares.

        5.    Eligibility.    Any Employee or Consultant will be eligible to receive grants of Options under the Plan; provided, however, that Incentive Stock Options may be issued only to Employees, and provided, further, that members of the Board shall not be eligible to receive an Option hereunder solely in their capacity as a member of the Board unless such Options (specifically, the exercise of such Options) are made contingent upon the obtaining of approval of the shareholders of Foster Wheeler Ltd. Neither the Plan, nor the grant of any Option hereunder, will confer upon any Optionee any right with respect to continuation of an employment or consulting relationship with the Company, or any right to continue as a director of Foster Wheeler Ltd., nor shall the Plan or any Option interfere in any way with the Optionee's right or the Company's right to terminate any employment or consulting relationship at any time, for any reason.

        6.    Options.    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options and will be reflected in a written Option Agreement to be entered into between the Optionee and Foster Wheeler Ltd. at the time an Option is granted. An Option shall be considered granted and will become effective only if and when the Optionee and the Company have both executed a written Option Agreement setting forth the terms of the Option.

          (a)   ISO $100,000 Limitation. The tax characterization of Options shall be reflected in the applicable Option Agreement. Notwithstanding any designation in the Option Agreement or otherwise, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

          (b)   Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

          (c)   Limitation on Grants to Employees. Subject to adjustment as provided in Sections 4 and 8, the maximum number of shares of Preferred Stock that may be subject to Options granted to any one Employee under this Plan in any fiscal year of the Company shall be 22,568.

          (d)   Option Exercise Price and Consideration.

            (i)    Minimum Exercise Price. It is intended that no share of Common Stock shall be issuable under this Plan in an amount that is lower than $.4688 per share. Accordingly, the exercise price for an Option to purchase a share of Preferred Stock shall be at least $.4688 multiplied by the number of shares of Common Stock into which each share of Preferred Stock is convertible in accordance with the Certificate of Designation. With respect to Options granted prior to the date of shareholder approval of the alterations in the share capital of

    Foster Wheeler Ltd. as described in Section 4 or changes in capitalization described in Section 8 and further subject to such Sections, if an Option becomes exercisable with respect to shares of Common Stock, the exercise price per share of Common Stock shall be determined by dividing the exercise price per share of Preferred Stock by the number of shares of Common Stock issuable upon conversion of the Preferred Stock.

            (ii)   Exercise Price. Subject to Section 6(d)(i) above, the per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

              (A)  In the case of an Incentive Stock Option

                (1)   granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

                (2)   granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that, if the Option is intended to qualify as "performance-based compensation" under Code Section 162(m), then the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant.

            (B)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be such price as is determined by the Administrator.

            (C)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger, amalgamation or other corporate transaction.

  (iii)
  Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be not less than the aggregate par value of such Shares and shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and may consist entirely of (1) cash; (2) check; (3) cancellation of a like amount of indebtedness; (4) tender of other Shares or other shares of capital that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of any shares acquired, directly or indirectly, from the Company, such shares must have been owned by the Optionee for more than six months on the date of such tender (or such other period as may be required to avoid the Company's incurring an adverse accounting charge); (5) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a "same-day sale" cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes; or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

          (e)   Exercise of Option.

      (i)
      General.

              (A)  Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

              (B)  Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option, the Company has received full payment for the Shares with respect to which the Option is exercised, and any other conditions of exercise that may be set out in an Option Agreement have been satisfied. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 6(d)(iii) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (C)  Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the register of shareholders of Foster Wheeler Ltd.), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date upon which the Shares are issued, except as provided in Section 8 of the Plan.

      (ii)
      Termination of Employment or Consulting Relationship. Except as otherwise set forth in this Section 6(e)(ii) and subject to earlier termination under Sections 8 and 13 below, the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee's Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. Unless the Administrator otherwise provides in the Option Agreement, to the extent that the Optionee is not vested in Optioned Stock at the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent vested in the Optioned Stock within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall again become available for sale or issuance under the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 6(b) above).

        The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee's Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in an Option Agreement:

              (A)  Termination other than Upon Disability or Death or under Section 13. In the event of termination of Optionee's Continuous Service Status other than under the circumstances set forth in subsections (B) through (D) below, such Optionee may exercise an Option for 30 days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination. No termination shall be deemed to occur and this Section 6(e)(ii)(A) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

              (B)  Disability of Optionee. In the event of termination of an Optionee's Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within six months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

              (C)  Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within thirty days following termination of Optionee's Continuous Service Status, the Option may be exercised by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve months following the date of death, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date the Optionee's Continuous Service Status terminated.

              (D)  Termination of Option under Section 13. In the event the circumstances set forth in Section 13 below are triggered, notwithstanding anything else to the contrary contained in this Section 6(e) or elsewhere in the Plan, the Option shall terminate in its entirety including as to vested and exercisable Shares of Optioned Stock immediately upon the Administrator's determination that such circumstances have occurred.

        7.     Taxes. As a condition of the grant, vesting, exercise or settlement of, or the issuance of Shares subject to, an Option granted under the Plan, the Optionee (or in the case of the Optionee's death, the person exercising the Option or otherwise entitled to receive Shares or other property subject to an Option) will make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting, settlement or exercise of the Option or such issuance of Shares. Foster Wheeler Ltd. will not be required to issue any Shares under the Plan until such obligations are satisfied by the Optionee (or such other person). If the Administrator allows the tender for repurchase or resale of Shares subject to an Option to satisfy an Optionee's tax withholding obligations under this Section 7, the Administrator will not allow Shares to be so tendered in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. All elections by an Optionee to have Shares tendered for repurchase and cancellation or resale for this purpose will be subject to the Applicable Laws and will be made in such form and under such conditions as the Administrator may provide.

        In order to effect the tender for cancellation or resale of Shares under this Section 7 in order to satisfy applicable tax withholding obligations, the Administrator may require that the Optionee sell Shares issued on exercise of an Option to the Company or such other person as the Company may designate at such price and on such other terms and conditions as the Administrator in its sole discretion may require.

        8.     Corporate Transactions.

  (a)
  Intercompany Agreements. Each Subsidiary the Employees of which receive Options will enter into an agreement with Foster Wheeler Ltd. providing for the reimbursement by the Subsidiary to Foster Wheeler Ltd. of the compensation expense associated with the Options granted to such Employees. The Intercompany Agreements will also provide whether and to what extent Foster Wheeler Ltd. or a Subsidiary will have rights to repurchase Shares from Optionees pursuant to any forfeiture, repurchase or tax withholding rights applicable to the Options. The Intercompany Agreements will be on such additional terms and conditions as are specified and approved by the Administrator.

  (b)
  Changes in Capitalization. Subject to any action required under Applicable Laws by the shareholders of Foster Wheeler Ltd., the number of as-yet unissued Shares subject to an outstanding Option and the number of Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have again become available for sale or issuance under the Plan upon forfeiture, repurchase, cancellation or expiration of an Option, and the number of Shares set forth in Section 6(c) above, as well as the exercise price per Share of each outstanding Option, will be proportionately adjusted for any increase or decrease in the number of issued Shares (or any adjustment including without limitation to the conversion ratio applicable to the Preferred Stock) resulting from a stock split, subdivision, reverse stock split, consolidation and division, stock dividend, bonus issue, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares (or any adjustment including without limitation to the conversion ratio applicable to the Preferred Stock) effected without receipt of consideration by Foster Wheeler Ltd.; provided, however, that conversion of any convertible securities of Foster Wheeler Ltd. (including the Preferred Stock) will not be deemed to have been "effected without receipt of consideration," and provided further that, in the event the Preferred Stock converts into or is otherwise exchanged for other capital shares of the Company, or becomes convertible into Common Stock of the Company including upon certain events as specified in Foster Wheeler's Certification of Designation or as specified in Section 4 above (with the stock (including without limitation the Common Stock) into which the Preferred Stock converts, is exchanged or becomes convertible being referred to as the

    "New Stock"), the Options shall thereafter adjust to give the Optionee the right to purchase a number of shares of New Stock as is proportional to the number of Shares of Preferred Stock that were subject to the Option immediately prior to such conversion or exchange, and the Option exercise price shall proportionately adjust, in each case to reflect the formula on which the Preferred Stock converted into, was exchanged for or became convertible into the New Stock. The "provided further" clause in the preceding sentence is intended to supplement the provisions of Section 4 above and, in the event of any conflict between Section 4 and such clause, Section 4 shall govern. Any such adjustment will be made by the Administrator, whose determination in that respect will be final, binding and conclusive on all parties. Except as expressly provided herein, no issuance by Foster Wheeler Ltd. of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of Shares subject to an Option.

  (c)
  Corporate Transaction. In the event of a Corporate Transaction (including without limitation a Change in Control), each outstanding Option will be assumed or an equivalent option or right will be substituted by such successor or resulting corporation or company or a parent or subsidiary of such successor or resulting corporation or company (the "Successor Corporation"), unless the Successor Corporation does not agree to assume the Option or to substitute an equivalent option or right, in which case the vesting, exercisability or timing of settlement (or other provisions regarding the timing of the issuance of the Shares thereunder) with respect to such Option will accelerate, effective immediately prior to the consummation of such transaction, and the Option will terminate in its entirety upon consummation of the transaction. To the extent that an Option is terminating in connection with a Corporate Transaction, (i) any vesting, forfeiture conditions or other restrictions that would have applied to the Option in the absence of the acceleration provided for in the preceding sentence shall continue to apply thereafter to the same extent practicable to the Shares issued pursuant to the Option notwithstanding such accelerated settlement or Shares issuance; provided, however, that this subsection (i) shall not apply to Shares the vesting and exercisability of which has accelerated upon a Change of Control pursuant to provisions contained in the Option Agreement, and (ii) the Administrator will notify the Optionees of the fact of termination of the Options at least five (5) days prior to the date on which the Option terminates. By way of illustrating the preceding sentence, in the event of an Option that terminates under this Section 8(c) because the Successor Corporation does not assume it or substitute an equivalent option or right for it, then any Shares purchased upon exercise of such Option prior to its termination that but for this Section 8(c) would have been unvested and subject to vesting-type (including performance-based) restrictions shall continue following closing of the transaction to be subject to a repurchase right or similar restriction that lapses on the original vesting, exercisability or similar schedule. Shares issued prior to the date of the Corporate Transaction pursuant to an Option will be subject to the same treatment in the Corporate Transaction as other outstanding Shares; provided, however, that unless otherwise provided by the Administrator any repurchase right, forfeiture conditions or other restrictions imposed on Shares issued pursuant to an Option (including any such conditions or restrictions that apply pursuant to the preceding sentence) will be assigned to the Successor Corporation and will apply to the same extent following the Corporate Transaction to the securities or property received in exchange or replacement of the Shares as they would have applied to the Shares in the absence of the Corporate Transaction.

        For purposes of this Section 8(c), an Option will be considered assumed, without limitation, if, at the time of issuance of the share capital, stock or other consideration upon a Corporate Transaction or a Change in Control, as the case may be, each holder of an Option would be entitled to receive upon exercise of the Option the same number and kind of share capital or stock, or the same amount of property, cash or securities, as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 8); provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the Corporate Transaction.

        9.     Amendment and Termination. The Administrator may, in its sole discretion, amend or terminate the Plan at any time and for any reason. Except as otherwise set forth in Sections 7, 8, 11 and 13 hereof, without the consent of the affected Optionee, no such amendment or termination will affect Options granted prior to the effective date of such action which remain outstanding as of such date.

        10.   Nontransferability. Unless the Administrator determines otherwise (and causes such fact to be reflected in the agreement between the Company and the Optionee relating to the Option), and subject in all events to the Applicable Laws, no Option, and no Shares subject to an Option which has not been exercised or pursuant to which Shares have not yet been issued, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent or distribution; provided, however, that an Optionee may designate a beneficiary to exercise his or her rights with respect to the Option upon the Optionee's death (to the extent the Option permits exercise following the Optionee's death); and provided, further, that the Administrator may provide in an Option Agreement that a Nonstatutory Stock Option is transferable to the extent such transferability is permitted under the rules and instructions applicable to the applicable Form S-8 registration statement.

        11.   Condition upon Issuance of Options. Notwithstanding any other provision of the Plan or any agreement entered into by Foster Wheeler Ltd. pursuant to the Plan, Foster Wheeler Ltd. will not be obligated, and will have no liability for failure, to issue or deliver or repurchase any Shares under the Plan unless such issuance or delivery or repurchase would comply with the Applicable Laws, with such compliance determined by Foster Wheeler Ltd. in consultation with its legal counsel. As a condition to the grant of an Option or any issuance of Shares hereunder, Foster Wheeler Ltd. may require the person receiving the Option to represent and warrant at the time of any such receipt or issuance that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for Foster Wheeler Ltd., such a representation is required by the Applicable Laws.

        12.   Reservation of Shares. Foster Wheeler Ltd., during the term of the Plan and for such period as Options under the Plan remain outstanding, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan; provided, however, that the reservation of shares of Common Stock, or any other capital shares or property, into which the Shares are or may be converted shall be subject to approval of the shareholders of Foster Wheeler Ltd., if required by the Applicable Laws.

        13.   Forfeiture of Options. Notwithstanding anything else to the contrary contained herein, the Administrator in granting any Option will have the full power and authority to determine whether, to what extent and under what circumstances such Option shall be forfeited, cancelled or suspended, which circumstances will be set forth (including by reference to this Section 13) in the Option Agreement to be executed pursuant to Section 6, which provisions will govern the forfeitability of Options and the Shares issued or to be issued pursuant to Options. Any such forfeiture will be effected by the Company in such manner and to such degree as the Administrator, in its sole discretion, determines, and will in all events (including as to the provisions of this Section 13) be subject to the Applicable Laws.

        In order to effect a forfeiture under this Section 13, the Administrator may require that the Optionee sell Shares received upon exercise an Option to the Company or to such other person as the Company may designate at such price and on such other terms and conditions as the Administrator in its sole discretion may require.

        Unless otherwise specified by the Administrator, in addition to any vesting or other forfeiture or repurchase conditions that may apply to an Option and Shares issued pursuant to an Option, each Option granted under the Plan will be subject to the following forfeiture conditions:

  (a)
  all outstanding Options and Shares issued pursuant to an Option held by an Optionee will be forfeited in their entirety (including as to any portion of an Option or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if the Optionee, without the consent of the Company, while in Continuous Service Status, or within six (6) months after termination of such status, establishes an employment or similar relationship with a competitor of the Company or engages in any similar activity that is in conflict with or adverse to the interests of the Company, as determined by the Administrator in its sole discretion; provided, that if an Optionee has sold Shares issued upon exercise of an Option within six (6) months prior to the date on which the Optionee would otherwise have been required to forfeit such Shares or the Option under this Section 13(a) as a result of the Optionee's competitive or similar acts, then the Company will be entitled to recover any and all profits realized by the Optionee in connection with such sale; and

  (b)
  all outstanding Options and Shares issued pursuant to an Option held by an Optionee will be forfeited in their entirety (including as to any portion of an Option or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee have previously lapsed) if the Optionee's Continuous Service Status is terminated by the Company for Cause; provided, however, that if an Optionee has sold Shares issued upon exercise of an Option within six (6) months prior to the date on which the Optionee would otherwise have been required to forfeit such Shares under this Section 13(b) as a result of termination of the Optionee's Continuous Service Status under the circumstances specified in this Section 13(b), then the Company will be entitled to recover any and all profits realized by the Optionee in connection with such sale; and provided further, that in the event the Administrator determines that it is necessary to establish whether grounds exist for termination for Cause, the Option will be suspended during any period required to conduct such determination, meaning that the vesting, exercisability and lapse of restrictions otherwise applicable to the Option will be tolled and if grounds for such termination are determined to exist, the forfeiture specified by this Section 13(b) will apply as of the date of suspension, and if no such grounds are determined to exist, the Option will be reinstated on its original terms.

        14.   Governing Law. The laws of the state of New Jersey, without giving effect to principles of conflicts of law, will apply to the Plan and to all Options. The Company agrees, and Optionees agree as a condition to acceptance of an Option, to submit to the jurisdiction of the courts located in the jurisdiction in which the Optionee provides, or most recently provided, his or her primary services to the Company.

        15.   Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of 10 years unless sooner terminated under Section 9 of the Plan.

        16.   Shareholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

        17.   Severability. The provisions of this Plan and Options granted hereunder are intended to be construed as a series of separate covenants. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in the Plan, then such unenforceable covenant (or any part thereof) will be stricken from the Plan for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent that the covenants set forth in this Agreement be enforced to the maximum degree permitted by the Applicable Laws.

        18.   Effect on Other Employee Benefit Plans. The value of Options granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating the Optionee's benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify or terminate any of the Company's or any Subsidiary's employee benefit plans.

Attachment A

FOSTER WHEELER LTD.

2004 STOCK OPTION PLAN

NOTICE OF STOCK OPTION GRANT

«Optionee»
«OptioneeAddress1»
«OptioneeAddress2»

        Pursuant to the attached Option Agreement, you have been granted an option to purchase Series B Convertible Preferred Shares of Foster Wheeler Ltd., (the "Company") as follows:

Board Approval Date:	«Merge Record #»
Date of Grant (Later of Board Approval Date or Commencement of Employment/Consulting):	«GrantDate»
Exercise Price Per Share:	«ExercisePrice»
Total Number of Shares Subject to this Option:	«Merge Record #»
Total Exercise Price:	«TotalExercisePrice»
Type of Option:	«NoSharesISO» Shares Incentive Stock Option
«NoSharesNSO» Shares Nonstatutory Stock Option
Expiration Date:	, 2007
Vesting Commencement Date:	«Merge Record #»
Vesting/Exercise Schedule:
So long as you remain in Continuous Service Status, and except as otherwise set forth in Section 5 of the Option Agreement, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: of the Shares subject to the Option shall vest and become exercisable on and of the total number of Shares subject to the Option shall vest and become exercisable on .
Termination Period:
Following termination of your Continuous Service Status, the Option may be exercised, but only as to Shares that were vested on the date of such termination, through the Expiration Date set forth above. The Option may terminate as of an earlier date in connection with certain events as set forth in the Plan and in Section 5 of the Option Agreement.

You are responsible for keeping track of the periods during which the Option may be exercised, including those periods that apply following termination for any reason of your Continuous Service Status with the Company. The Company will not provide further notice of such periods.
Transferability:	Unless otherwise provided in the Option Agreement or the Plan, this Option may not be transferred.

        By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Foster Wheeler Ltd. 2004 Stock Option Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

        In addition, you agree and acknowledge that your rights to any Shares underlying the Option vest only as you provide services to the Company or its Subsidiaries over time, that the grant of the Option is not as consideration for services you rendered to the Company or its Subsidiaries prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your service relationship with the Company or its Subsidiaries for any period of time, nor does it interfere in any way with your right or the Company's (or its Subsidiary's) right to terminate that relationship at any time, for any reason, with or without cause.

FOSTER WHEELER LTD.

By:
«Merge Record #»
Name:

Title:

Print Name

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FOSTER WHEELER LTD.

2004 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

        1.    Grant of Option.    Foster Wheeler Ltd., a Bermuda company (the "Company"), hereby grants to «Merge Record #» ("Optionee"), an option (the "Option") to purchase the total number of Series B Convertible Preferred Shares (the "Shares") set forth in the Notice of Stock Option Grant (the "Notice"), at the exercise price per Share set forth in the Notice (the "Exercise Price") subject to the terms, definitions and provisions of the Foster Wheeler Ltd. 2004 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan; provided, however, that the term "Shares" as defined above shall be interpreted to refer to the specific number of shares set forth in the Notice but shall otherwise have the meaning set forth in Section 2(ee) of the Plan. This Stock Option Agreement shall be deemed executed by the Company and Optionee upon execution by such parties of the Notice.

        2.    Designation of Option.    This Option is intended to be a Nonstatutory Stock Option.

        3.    Exercise of Option.    This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 6 of the Plan as follows:

        (a)    Right to Exercise.

    (i)
    This Option may be exercised for a fraction of a share of Series B Convertible Preferred Stock; provided however that, to the extent that this Option becomes exercisable for shares of Common Stock, it may not be exercised for a fraction of a share of Common Stock.

    (ii)
    In the event of Optionee's death, Disability (as defined in Section 5(b) below), Retirement (as defined in Section 5(b) below), or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

    (iii)
    In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

        (b)    Method of Exercise.

    (i)
    This Option shall be exercisable by delivering to the Company a written notice of exercise (in the form attached as Exhibit A or in any other form of notice approved by the Plan Administrator) which shall state Optionee's election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

    (ii)
    As a condition to the exercise of this Option and as further set forth in Section 7 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

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    (iii)
    The Company is not obligated, and will have no liability for failure, to issue or deliver or repurchase any Shares upon exercise of the Option unless such issuance or delivery or repurchase would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board, or other Applicable Laws. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

    [(iv)
    As a condition to accepting grant of this Option, you understand and agree that it is subject to approval by the shareholders of the Company, and you further understand and agree that this Option may not be exercised until after such time as it has been approved by the shareholders; provided however that in the event the shareholders have not approved the Option within 12 months of the Date of Grant, then the Option shall be void and shall expire without having become exercisable.] [include in directors' option grants only]

        4.    Method of Payment.    Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

  (a)
  cash or check; or

  (b)
  if the Company is then permitting exercise of Options through a same-day sale/cashless brokered exercise program, delivery of a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to execute such instructions, in such form and manner as the Company may from time to time require.

        5.    Termination of Relationship; Vesting Acceleration on Certain Events.    Following the date of termination of Optionee's Continuous Service Status for any reason (the "Termination Date"), Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not vested in the Shares as of the Termination Date, the Option shall terminate as to unvested Shares as of the Termination Date. If Optionee does not exercise this Option as to vested Shares prior to the Expiration Date of the Option as set forth in the Notice, the Option shall terminate in its entirety. In no event, may the Option be exercised as to any Shares after the Expiration Date of the Option as set forth in the Notice.

  (a)
  Termination—General.    In the event of termination of Optionee's Continuous Service Status other than as a result of Optionee's death, Disability (as defined in Section 5(b) below), Retirement (as defined in Section 5(c) below), or under the circumstances set forth in Section 13 of the Plan (and as addressed in Section 5(e) below), Optionee may, to the extent he or she is otherwise vested in the Optioned Stock at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set forth in the Notice.

  (b)
  Termination as as a Result of Death or Disability.    Except as otherwise set forth in paragraphs 5(d) and (e) below, in the event of termination of Optionee's Continuous Service Status as a result of his or her death or Disability (as defined below), the vesting of the Option shall accelerate in full, and become fully vested and exercisable, as of such Termination Date. "Disability" means (i) if the Company maintains a long-term disability plan for which you are eligible (whether or not you have elected to participate), disability as defined in such plan,

4

    (ii) if you are not eligible to participate in a long-term disability plan, but are a party to an employment agreement that contains a definition of disability, the definition contained in such agreement, or (iii) if neither (i) nor (ii) applies, a total and permanent disability as defined in Section 22(e)(3) of the Code.

  (c)
  Termination as a Result of Retirement.    Except as otherwise set forth in Sections 5(d) and (e) below, in the event of termination of Optionee's Continuous Service Status as a result of his or her Retirement (as defined below), the vesting of the Option shall accelerate such that Optionee shall be vested in and able to exercise the Option as of the Termination Date as to that number of Shares subject to the Option that equals the product of (a) the total number of Shares subject to the Option times (b) a ratio the numerator of which is the total number of months of Continuous Service from the date the Option was granted to the end of the month in which the Termination Date occurs and the denominator of which is the total number of months in the vesting schedule as set forth in the Notice of Grant. "Retirement" means a termination of employment after you have attained the age (and length of service, if required) at which you are eligible for normal or early retirement under any tax-qualified retirement plan for which you are eligible (whether or not you have elected to participate), or under the Company's retirement policies applicable to senior management of the Company.

  (d)
  Change of Control Acceleration.    Subject to the Plan, and in addition to any acceleration of vesting and exercisability provided therein, in the event of a Change of Control which closes on a date on which the Optionee remains in Continuous Service Status and irrespective of whether outstanding Options under the Plan are being assumed, substituted or terminated in connection with the Change of Control, the vesting of this Option will accelerate such that Optionee will become vested in and able to exercise fifty percent (50%) of the Shares that would then otherwise have been unvested and unexercisable, effective as of immediately prior to consummation of the Change of Control.

        Further in addition to acceleration of vesting and exercisability provided in the Plan or the preceding paragraph, in the event (i) of a Change of Control following which the Option has been assumed, or replaced with an equivalent option or right, by the Successor Corporation, and (ii) Optionee is Involuntarily Terminated by the Company or the Successor Corporation (as applicable) simultaneously with, or within twelve (12) months following, consummation of the Change of Control, then the vesting and exercisability of the Option as set forth in the Notice of Grant will accelerate such that Optionee will become fully vested in and able to exercise all Shares that remain subject to the Option, effective as of immediately prior to the effective date of Optionee's Involuntary Termination.

  (e)
  Other Termination Events.    Notwithstanding anything to the contrary contained in this Option Agreement, the Option will terminate upon the occurrence of the circumstances set forth in Section 13 of the Plan.

        6.    Relation of Prior Agreement(s) to Option.    As an express condition to acceptance of this Option, you agree that the only vesting and exercisability provisions to govern the Option are as set forth in the Notice of Option Grant and Sections 3 and 5 of this Agreement and that you will not be entitled to any additional vesting or right to exercise under any employment, change of control or other agreement or arrangement, written or unwritten, to which you are a party with the Company.

        7.    Non-Transferability of Option.    This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

        8.    Tax Consequences.    Below is a brief summary as of the date of this Option of certain of the United States federal tax consequences of exercise of this nonstatutory stock Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS INCOMPLETE,

5

AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. There may be a regular federal (and state) income tax liability upon you exercise of the Option. You will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If you are an Employee, the Company will be required to withhold from your compensation or collect from you and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a this Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. You are obligated as a condition of exercise of this Option to satisfy any applicable withholding obligations that apply thereto.

        9.    Effect of Agreement.    Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

        10.    Governing Law.    The laws of the state of New Jersey, without giving effect to principles of conflicts of law, will apply to the Plan, to the Option and the Option Agreement (including the Notice of Grant). The Company agrees, and Optionee agrees as a condition to acceptance of the Option, to submit to the jurisdiction of the courts located in the jurisdiction in which the Optionee provides, or most recently provided, his or her primary services to the Company.

        11.    Provisions Applicable to Non-US Persons.    This Section 11 shall apply to you if you are resident in and/or subject to the laws of a country other than the United States at the time of grant of this Option and during the period in which you hold this Option or the Shares issued pursuant thereto:

  (a)
  Data Protection.    You understand that the Company and is Subsidiaries will be processing personal data and sensitive personal data in connection with your employment and this Option (the terms "processing", "personal data" and "sensitive personal data" have the meanings prescribed by the Data Protection Act 1988). You also understand that the Company and its Subsidiaries may, if such disclosure or transmission is in the Company's or its Subsidiary's view required for proper conduct of its or their business, transmit this information to the United States of America, to European Union member states, or to other locations, as well as to the providers of benefits or administration services to the Company or its Subsidiaries, or to its employees, and you agree to the processing, disclosure and transmission of such information.

  (b)
  Employment Matters.    This award of this Option does not form part of your entitlement to remuneration or benefits in terms of your employment with your employer. Your terms and conditions of employment are not affected or changed in any way by this Option or by the terms of the Plan or this Award Agreement.

  (c)
  Tax Matters.

  (i)
  Applicable if you are not a US person (including as to UK persons): You hereby agree to indemnify and keep indemnified Foster Wheeler Ltd. and any Subsidiary from and against any liability for, or obligation to pay, income tax and employer's and/or employee's national insurance or social security contributions arising on the grant of the Options or vesting of the Shares or the exercise of the Option.

6

    (ii)
    Applicable if you are a UK person: Where any obligation to pay, income tax or employee's national insurance contributions or social security contributions (any such obligation or contribution, a "Tax Liability") arises, the Company or any Subsidiary may recover from you an amount of money sufficient to meet the Tax Liability by any of the following arrangements: (A) deduction from salary or other payments due to you; or (B) withholding the issue to you of that number of Shares (otherwise to be acquired by you on exercise of the Option) whose aggregate market value on the date of exercise is, so far as possible, equal to but neither less than nor more than the amount of Tax Liability.

        12.    Representations.    As a condition to your receipt of this Option, you represent and warrant the following: You are aware of the Company's business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to accept this Option. You are acquiring the Option and the Shares subject thereto for investment only for your own account, and not with a view, or for resale in connection with, any "distribution" thereof under Applicable Law. You understand that neither Option nor the Shares have been registered in all state jurisdictions within the United States, and that the exemption(s) from registration relied upon may depend upon your investment intent as set forth above. You further understand that prior to any resale by you of the Shares acquired upon exercise of this Option without registration of such resale in relevant state jurisdictions, the Company may require you to furnish the Company with an opinion of counsel acceptable to the Company that you may sell or transfer such Shares pursuant to an available exemption under Applicable Law. You understand that the Company is under no obligation to assist you in this process by registering the Shares in any jurisdiction or by ensuring that an exemption from registration is available. You further agree that as a condition to exercise of this Option, the Company may require you to furnish contemporaneously dated representations similar to those set forth in this Section 12.

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EXHIBIT A

NOTICE OF EXERCISE

To:	Foster Wheeler Ltd.
Attn:	Stock Option Administrator
Subject:	Notice of Intention to Exercise Stock Option

        This is official notice that the undersigned ("Optionee") intends to exercise Optionee's option to purchase                         Series B Convertible Preferred Shares of Foster Wheeler Ltd., under and pursuant to the Company's 2004 Stock Option Plan and the Option Agreement dated                        , or, after alteration of the authorized capital of the Company as set forth in Section 4 of the 2004 Stock Option Plan, such number of shares of Common Stock into which the Series B Convertible Preferred Shares subject to the Option are convertible:

Grant Number:
Date of Purchase:
Number of Shares:
Purchase Price:
Method of Payment of Purchase Price:
Social Security No.:
The Shares should be issued as follows:
Name:
Address:

Signed:
Date:

QuickLinks

  Exhibit 10.2
FOSTER WHEELER LTD. 2004 Stock Option Plan (Adopted September 2004)
Attachment A
EXHIBIT A NOTICE OF EXERCISE